UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 26, 2025

Date of Report (Date of earliest event reported)

VENU HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-42422	82-0890721
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1755 Telstar Drive

Suite 501

Colorado Springs, Colorado 80920

(Address of principal executive officers) (Zip Code)

(719) 895-5483

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	VENU	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item. 1.01 Entry into a Material Definitive Agreement.

On August 26, 2025, Venu Holding Corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with ThinkEquity LLC (the “Representative”), as representative of the underwriters named therein (the “Underwriters”), relating to a firm commitment underwritten public offering (the “Offering”) of 2,500,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a price to the public of $12.00 per share, generating gross proceeds of $30,000,000. The Company also granted the Representative a 45-day option to purchase up to 375,000 additional shares of Common Stock, representing 15% of the shares of Common Stock sold in the Offering, on the same terms and conditions for the purpose of covering any over-allotments in connection with the Offering. The Representative exercised this option in full on August 27, 2026 to purchase 375,000 additional shares of Common Stock.

The Company conducted the Offering pursuant to a Registration Statement on Form S-1, as amended (File No. 333-289800), which was declared effective by the Securities and Exchange Commission (the “SEC”) on August 26, 2026 (the “Registration Statement”).

The Offering closed on August 28, 2025. The net proceeds to the Company from the sale of the shares of Common Stock was approximately $32.0 million, after deducting the underwriting discounts and commissions and other offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering to fund a portion of the development costs of the Sunset McKinney and the Sunset Broken Arrow, and for working capital and other general corporate purposes.

The Underwriting Agreement, among other things, provides for customary indemnification by each of the Company and the Underwriters, severally and not jointly, for losses or damages arising out of or in connection with the Offering, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. Further, the Underwriting Agreement requires the Company’s officers and directors to each enter into a “lock-up” agreement that generally prohibits, without the prior written consent of the Representative and subject to certain exceptions, the sale, transfer or other disposition of securities of the Company from August 26, 2025, through the date ending thirty days after the date of the Underwriting Agreement. Pursuant to the terms of the Underwriting Agreement, the Company also agreed not to do the following during that same period, subject to certain exceptions: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or the issuance of private capital debt instruments, securities or obligations in accordance with engagements publicly disclosed by the Company prior to the date of this Agreement; or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company.

The Underwriting Agreement also contains customary representations, warranties and covenants made by the Company. The Company made these representations, warranties, and covenants (i) only for the purpose of entering the Underwriting Agreement, (ii) as of specific dates identified in the Underwriting Agreement, and (iii) only for the benefit of the Representative. These representations, warranties, and covenants may be subject to limitations agreed upon by the Company and the Representative. Accordingly, the Underwriting Agreement is incorporated by reference in this Current Report on Form 8-K only to provide investors with information regarding the terms of the Underwriting Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Upon the closing of the Offering, the Company issued to the Representative, as compensation to the Representative, a warrant for the purchase of 143,750 shares of Common Stock, which represents 5% of the aggregate shares of Common Stock sold in the Offering (the “Representative’s Warrant”). The Representative’s Warrant will be exercisable beginning on February 22, 2026, and will expire on August 26, 2030, at a per share exercise price of $15.00, subject to adjustment as set forth in the Representative’s Warrant. The Representative’s Warrant and the shares of Common Stock issuable upon exercise of the Representative’s Warrant were registered pursuant to the Registration Statement.

The foregoing descriptions of the Underwriting Agreement and the Representative’s Warrant do not purport to be complete and are qualified in entirety by reference to the copy of the Underwriting Agreement and the form of Representative’s Warrant filed herewith as Exhibits 1.1 and 4.1, respectively.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 8.01. Other Events

On August 26, 2025, the Company issued a press release announcing the pricing of the Offering. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On August 28, 2025, the Company issued a press release announcing the closing of the Offering. The press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
1.1*	Underwriting Agreement, dated August 26, 2025, between the Company and ThinkEquity LLC
4.1	Form of Representative’s Warrant Agreement
10.1	Form of Lock-Up Agreement (included as Exhibit B to Exhibit 1.1)
99.1	Press Release of the Company, dated August 26, 2025
99.2	Press Release of the Company, dated August 28, 2025
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Venu Holding Corporation

Dated: August 28, 2025	By:	/s/ JW Roth
JW Roth
Chief Executive Officer and Chairman